EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in the Form 8-K for Hi-Rise Recycling Systems of our report dated December 12, 1997, on our audits of the financial statements of Bes-Pac, Inc. as of October 31, 1997 and 1996, and for the years ended October 31, 1997 and 1996.

                                            Crisp Hughes Evans LLP

Greenville, South Carolina
January 6, 1999